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                                                                 EXHIBIT 10.33


                               NOVOSTE CORPORATION
                         EXECUTIVE DEFERRED INCOME PLAN

                                  PLAN SUMMARY

         As part of its Executive Deferred Income Plan ("EDI" Plan), Novoste Corporation (the "Company") offers to assist you with the purchase and maintenance of a variable life insurance policy (the "Policy") to provide investment accumulation benefits and life insurance protection for you and your family. This summary describes the basic terms of the EDI Plan, which are set forth more fully in certain formal documents - namely, the Split-Dollar Life Insurance Agreement, the Collateral Assignment and the Tax Adjustment Program. Each of these and your variable universal life insurance policy, issued by The Principal Life Insurance Company, appear as separate exhibits to this Summary. This Summary, your policy and these documents, with their corresponding schedules, comprise all of the documentation that governs your EDI Plan.

         Although it is somewhat complex, the Company selected this plan format to enhance your EDI Plan asset security and to provide favorable taxation of your benefits. This summary is designed to help you cut through the complexity, by providing a plain English explanation of the EDI Plan.

   o  Explanation of Plan Contributions

      o You elect to defer a portion of your salary or bonus (your "Pay-Reduction Contribution") on a monthly, quarterly or annual basis up to the contribution limit specified for the year on Schedule B of the Split-Dollar Life Insurance Agreement. For 2001, this limit is 10% of your salary and bonus paid during the year.

      o The Company will add a matching contribution (the "Company Match"), based on the percentage specified for the year on Schedule B of the Split Dollar Life Insurance Agreement. For 2001, the Company Match percentage is 100% of your Pay-Reduction Contribution.

      o Your Pay-Reduction Contribution and the Company Match are treated as W-2 taxable compensation to you and income taxes are withheld.

      o Instead of waiting for salary and bonus deferrals to occur, you may make a payment into the EDI Plan from your personal funds (a "Personal Funds Contribution"). Because you have already paid taxes on dollars that you pay into the Plan as a Personal Funds Contribution, special rules apply in calculating the contribution limit and Company Match on your Personal Funds Contribution. These are designed to equalize the treatment of Pay-Reduction Contributions and Personal Funds Contributions after taking taxes into account. As a result, for 2001, there is a 6% contribution limit and a 166-2/3% match for a Personal Funds Contribution.

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      o  Taken together, these Plan contributions produce what is called the
         "Employee Premium" to the Policy, which can be expressed as a formula as follows:

            ((Pay-Reduction Contribution + Company Match) - 40% taxes) + (Personal Funds Contribution + (Company
            Match - 40% taxes)) = the "Employee Premium."

         The Employee Premium represents your total dollars paid into the life insurance policy. We refer to them as "your dollars" because they become your investment in the life insurance policy, even though they are partly financed by the Company Match. (Note: Changes in tax rates may change the tax percentage in the formula.)

      o The Company then pays an additional amount into the life insurance policy (the "Company Premium"), to replace the estimated amount of taxes withheld on your Pay-Reduction Contribution and the Company Match. For 2001, the Company Premium is set at two-thirds of your Pay-Reduction Contribution and the Company Match combined, after both are reduced for estimated taxes. (A comparable result occurs if you make a Personal Funds Contribution, but here the Plan takes into account that you previously paid taxes on dollars used for a Personal Funds Contribution.) The formula for the Company Premium currently produces a 60%/40% split of Employee Premiums to Company Premiums, which is expected to continue.

      o The end result is that a premium approximately equal to your pre-tax Pay-Reduction Contribution plus the pre-tax Company Match is contributed to the life insurance policy. (Once again, there is a comparable result, adjusted for estimated taxes, if you make a Personal Funds Contribution.)

      o To summarize, the total premiums paid to the policy will consist of your Employee Premiums (60% of the total) and the Company Premiums (40% of the total). Your Employee Premiums are the sum of your Pay-Reduction Contributions and the Company Match, less estimated income tax withholding of 40%, plus any amounts you contribute from personal funds and their corresponding Company Match. The Company Premiums replace the taxes withheld on your deferral and Company Match. For example:

             Pay-Reduction Contribution         $10,000

             + Company Match                    $10,000

             -  Taxes Withheld                  $ 8,000

             + Personal Funds Contribution      $     0
                                                -------

             = Employee Premium                 $12,000

             + Company Premium                  $ 8,000
                                                -------

             = Total Premium                    $20,000



                                        2

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   o  Investment of Premiums

      o Your total premium is paid to the insurance company, and invested in your life insurance policy. Certain deductions are made by the insurance company, after which the remainder is invested in "separate accounts" under the Policy. An illustration detailing these amounts is attached as Schedule C to the Split-Dollar Life Insurance Agreement.

      o The separate accounts represent the specific investment alternatives offered by the insurance company. You direct the investment of values under the Policy among the separate accounts. This lets you make initial investments and investment changes that you decide will attain your investment goals. Current information regarding your investment choices and the procedures for directing these investments are attached as an Exhibit to this Summary. Your investment direction privilege continues for as long as the Policy remains in force.

   o  Ownership of the Policy

      o You are the owner of the Policy. You may transfer your ownership rights in the Policy to a transferee (such as a life insurance trust, that you establish for estate planning purposes). If such a transfer occurs, the "Transferee" would control all ownership rights and would be subject to the Collateral Assignment obligation described below.

      o Although the life insurance component of the Policy is minimized to drive higher investment accumulation benefits in the EDI Plan, the life insurance benefit provides significant economic protection to your beneficiary during service with the Company. You may designate and change the beneficiary or beneficiaries of the Policy, and select optional methods of settlement with respect to the death benefit provided for by the Policy.

      o Neither you nor the Company may borrow any part of the Policy's loan value or cash surrender value during the term of the Split-Dollar Life Insurance Agreement.

      o By executing the Collateral Assignment, you assign to the Company a security interest in the Policy, limited to the sum of Company Premiums. This security interest will be repaid out of Policy insurance proceeds, if your death occurs. If a "Specified Termination Event" (defined below) occurs, either the Company will withdraw its security interest from the Policy cash value or you may elect to repay the Company in cash.

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   o  Definitions of Specified Termination Events

      o Normal Retirement - The later of age 65, or 15 years from the effective date of the Split-Dollar Life Insurance Agreement, assuming continued service with the Company until age 65.

      o Pre-Retirement Termination - If your employment with the Company terminates prior to Normal Retirement, whether voluntarily or involuntarily.

      o Company Termination of Plan - The Company may, upon 30 days' written notice, terminate the entire EDI Plan.

      o  Default - Your defaulting under the terms of Collateral
         Assignment, e.g., an unsuccessful contest of the Company's rights under the Collateral Assignment.

   o  After a Specified Termination Event

      o Both you and the Company stop making contributions to the EDI Plan, and the Split-Dollar Life Insurance Agreement will terminate. At this point, you may make Policy premium payments directly to the insurance company, as you see fit.

      o The Company will recover the Company Premiums it has paid. The Company will recover its premiums from the cash value of the Policy, unless you elect to pay the Company from other funds under your control. Once the Company is paid back, the Collateral Assignment will terminate.

      o The Policy, its remaining cash value and insurance benefit, are your sole property. You decide how long to keep the Policy in force.

   o  You may then choose among the following:

      o Taking cash distributions using cash value withdrawals or Policy loans. Cash value withdrawals will be nontaxable to the extent of your aggregate Employee Premiums. Amounts received as policy loans will be nontaxable.

      o  Leaving the cash value to further accumulate.

      o Surrendering the Policy. A surrender of the Policy would cause taxation of all investment gains in the Policy.

                                        4

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   o  The IRS is currently considering a position that would make the investment gains on Company Premiums automatically taxable to you once the Collateral Assignment ends. If this position is applied and taxes result, you could pay them with amounts borrowed or withdrawn from the Policy or from your other sources of funds. Keep in mind that most of the investment gains will be on Employee Premiums and will not be affected by this IRS position.

   o  Role of Tax Adjustment Program

      o The Split-Dollar Life Insurance Agreement allows the build-up on the Company Premiums to accrue to your benefit without taxation as the build-up occurs, but the Internal Revenue Service is considering new tax rules which might tax the build-up each year.

      o In the event of such adverse tax rules, to avoid current taxation of the build-up each year, the accrued build-up related to Company Premiums will become the property of the Company, and will be replaced by an equal and offsetting benefit to you under the Tax Adjustment Program. This replacement benefit from the Tax Adjustment Program is a traditional nonqualified benefit, i.e., it represents an unfunded promise by the Company to pay a future cash benefit.

Subject to satisfactory completion of the application and underwriting, The Principal Life Insurance Company will issue your Policy in the next several weeks. Once it is issued, a copy will be provided to you, and you should retain it as a part of your document package. For now, we have attached as an exhibit a specimen of the Policy that will be issued to you. Once the actual Policy is issued, it will automatically become a legal component of the documents governing your Deferred Income Plan.

                                        5

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                                    EXHIBITS

For your convenience, and to provide you with a complete set of documents for the EDI Plan, the following Exhibits are attached to this Summary:

   o  Exhibit 1:  Split-Dollar Life Insurance Agreement

   o  Exhibit 2:  Collateral Assignment

   o  Exhibit 3:  Tax Adjustment Program

   o  Exhibit 4:  Description of the Policy's investment alternatives and current procedures

                  These are subject to change from time to time, in accordance with the terms of the Policy.

   o  Exhibit 5:  Life Insurance Policy

                  As noted, a specimen Policy is attached for now. Once an actual Policy is issued to you, it will automatically be deemed to be incorporated as Exhibit 5 (replacing the specimen Policy).

                                        6

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                                                                      EXHIBIT 1

                               NOVOSTE CORPORATION
                         EXECUTIVE DEFERRED INCOME PLAN

                      SPLIT-DOLLAR LIFE INSURANCE AGREEMENT

                  THIS SPLIT-DOLLAR LIFE INSURANCE AGREEMENT (this "Agreement"), made and entered into the ______ day of ________________, 2001, by and between ______________________________________________ (the "Employee" or "Insured") and
Novoste Corporation, a Florida corporation (the "Company").

                                    RECITALS:
                                    ---------

                  The Employee is a valued employee of the Company. In order to provide an incentive to the Employee to continue in the employment of the Company, and to provide greater financial security for the Employee's family, the Company desires to assist the Employee in providing life insurance for the benefit and protection of the Employee's family, in accordance with the terms and conditions of this Agreement.

                  This life insurance will be provided under the Policy (as defined in Section 1 below). A copy of the Policy will be delivered to the Employee, subject to its issuance by the Insurance Company.

                  Certain documents are incorporated as part of this Agreement
(i) the Policy, (ii) the Plan Summary of the Novoste Executive Deferred Income Plan, and (iii) the Tax Adjustment Program. In addition, by also signing the Collateral Assignment, the Employee agrees to collaterally assign the Policy and the Policy Proceeds to the Company for the sole purpose of providing security for repayment of the Company Interest. The parties desire to define and limit the extent of the Company's security interest in the Policy and the Policy Proceeds to the Secured Amount. The Policy shall be owned by and legal title shall be held by the Policy Owner. The interest of the Company in the Policy and the Policy Proceeds arising pursuant to the Collateral Assignment shall be limited to that of lienholder and holder of a security interest. In no event may the Company borrow any part of the Policy's loan value or cash surrender value.

                  NOW, THEREFORE, in consideration of the premises and the promises contained herein, and each intending to be legally bound hereby, the parties agree as follows:

                  1. Definitions. For all purposes of this Agreement, including
                     -----------
the Recitals, and any amendment hereto (except as otherwise expressly provided herein or by amendment or unless the context otherwise requires), the terms defined in this Section 1 shall have the meanings set forth herein (terms defined in the singular shall have the same meanings when used in the plural, and vice versa, and references to one gender shall include the other):

                  "Affiliate" of any Person means (i) any other Person which directly, or indirectly through one or more intermediaries, controls such Person, (ii) any other Person which directly, or indirectly through one or more intermediaries, is controlled by or is under common control with such Person, or (iii) any other Person of which such Person owns, directly or indirectly, 10% or more of the common stock or

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equivalent equity interests. As used in this Agreement, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Assignee" has the meaning assigned to such term in Section 5(b) of this Agreement.

                  "Cash Compensation" means the Employee's salary and bonus that are paid in cash during the calendar year by the Company.

                  "Claimant" has the meaning assigned to such term in Section 9(c) of this Agreement.

                  "Collateral Assignment" means the assignment by and from the Policy Owner to the Company for Collateral Security, executed in connection with this Agreement, as the same may be modified, amended, supplemented, restated or extended from time to time, pursuant to which the Policy Owner assigns the Policy and the Policy Proceeds to the Company to secure the Insured's obligation to repay the Secured Amount to the Company.

                  "Company Interest" means, subject to the next sentence, the aggregate sum of all Company Premium payments then or theretofore actually paid by the Company to the Insurance Company and credited to the Policy. In the event that the Internal Revenue Service issues guidance that requires federal income taxation to the Employee of the Policy earnings relating to the Company Premiums prior to the extinguishment of the Secured Amount, then immediately prior to when a modification in this Agreement to avoid such taxation may last be made under the terms of the applicable guidance or as otherwise provided by the Internal Revenue Service, the Company Interest shall from that point forward include the total amount of the Policy earnings relating to the Company Premium, as determined under Section 4(d).

                  "Company Match" means the match provided by the Company that is considered part of the Employee Premium, and that is calculated:

                           (a) In the case of the Company  Match  related to
                  the Pay-Reduction Contribution, as the applicable percentage (as listed in Schedule B) of the Employee's Pay-Reduction Contribution; and

                           (b) In the case of the Company Match related to the
                  Personal Funds Contribution, the applicable percentage (as listed in Schedule B) of the Employee's Personal Funds Contribution.

                  "Company Premium" means any premium payment made by the Company under the terms of the Policy or called for and due under this Agreement. Each Company Premium shall be equal to sixty-six and two-thirds percent (66-2/3%) of each Employee Premium (except for any period for which a different percentage is specified for this purpose on Schedule B).

                  "Employee" means the individual named as the Employee in the first paragraph of this Agreement.

                  "Employee Premium" means for any Employee the sum of (a), (b),
         (c) and (d) below:

                           (a) The Employee's Pay-Reduction Contribution multiplied by the Specified Factor ;
         -------------

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                           (b)  The  Matching  Contribution  (which  is
                  related to the Employee's Pay-Reduction Contribution) multiplied by the Specified Factor;
                  -------------

                           (c)  The Employee's Personal Funds Contribution; and

                           (d) The Matching Contribution (which is related to the Employee's Personal Funds Contribution)
                  multiplied by the Specified Factor.
                  -------------

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C.ss.1001, et seq., and the rules and regulations issued thereunder.

                  "Insurance Company" means Principal Life Insurance Company, an Iowa corporation, and its successors and assigns.

                  "Insured" means the Employee, on whose life the Policy is insured. In the event the Policy insures the lives of the Employee and spouse, "Insured" means the Employee and spouse.

                  "Maximum Amount" means for any one calendar year the Employee's Cash Compensation multiplied by the Maximum Deferral Percentage for such calendar year (as listed in Schedule B). Solely for purposes of calculating the Maximum Amount when the Employee has elected to make a a Personal Funds Contribution, the Plan Administrator shall convert the Personal Funds Contribution into an equivalent Pay-Reduction Contribution by dividing the Employee's Personal Funds Contribution by the Specified Factor.

                  "Minimum Amount" has the meaning assigned to such term in Schedule B.

                  "Named Fiduciary" means the Company.

                  "Pay-Reduction Contribution" means the annual dollar amount that the Employee has elected to contribute by payroll deduction from his or her Cash Compensation to the payment of Policy premiums. These contributions from an Employee's Cash Compensation become subject to tax at the time they are applied to the payment of Policy premiums, as determined by the Plan Administrator.

                  "Permitted Assignee" has the meaning assigned to such term in
         Section 5(b) of this Agreement.

                  "Person" means any individual, joint venture, corporation, company, limited liability company, voluntary association, partnership, trust, joint stock company, unincorporated organization, association, government, or any agency, instrumentality, or political subdivision thereof, or any other form of entity or organization.

                  "Personal Funds Contribution" means the annual dollar amount that the Employee has elected to contribute to the payment of Policy premiums from sources other than salary or bonus reduction. In contrast to the Pay- Reduction Contribution, these contributions from an Employee's personal funds have been subject to tax at a time before they are applied to the payment of Policy premiums.

                  "Plan" has the meaning assigned to such term in Section 9(a) of this Agreement.

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                  "Plan Administrator" means the Chief Financial Officer of the
         Company, or his or her delegate or delegates.

                  "Policy" means the policy of life insurance (as described on Schedule A attached hereto) issued by the Insurance Company on the life of the Insured and legally owned by the Policy Owner, as hereinafter defined, together with any and all supplements, endorsements and amendments thereto.

                  "Policy Anniversary" means any anniversary of the Policy Effective Date.

                  "Policy Effective Date" means the effective date of the Policy as set forth on Schedule A attached hereto.

                  "Policy Owner" means the Employee, or such other Person to whom the Employee has transferred his or her ownership rights in the Policy, subject to Section 6(d).

                  "Policy Proceeds" means any and all proceeds of any type of, from or under the Policy, including, without limitation, (i) the cash surrender value of the Policy, (ii) any and all proceeds of the Policy payable when it becomes a claim at death, maturity or otherwise, and
         (iii) distributions or shares of surplus, dividends, deposits or additions to the Policy, now or hereafter made thereunder or apportioned thereto.

                  "Required Payment" means an amount equal to the lesser of the Secured Amount or the cash surrender value of the Policy.

                  "Secured Amount" at any time means the difference of (A) minus
         (B) where: (A) is the amount of the Company Interest; and (B) is the aggregate of all amounts, if any, previously paid to the Company (or its Permitted Assignee) by the Policy Owner as a repayment of all or any portion of the amounts included in (A).

                  "Specified Factor" means, for any period of time, a decimal equal to one minus the Assumed Tax Rate (as such is listed in Schedule B for the period of time in question, except that the Assumed Tax Rate set forth there shall be converted from a percentage to an equivalent decimal for purposes of this calculation). For example, at any time the Assumed Tax Rate is 40%, the Specified Factor shall be .60 exactly.

                  "Specified Termination Event" means an event that results in the termination of this Agreement pursuant to Sections 10(a)(2), 10(a)(3), 10(a)(4) or 10(a)(5).

                  2. Application for Policy. The Policy Owner has applied to the
                     ----------------------
Insurance Company for the Policy. The Insured, with the assistance of the Company will take all reasonable steps to cause the Policy to be issued. The application number and application date are recorded on Schedule A attached hereto. When the Policy is issued, the policy number, effective date, face amount and plan of insurance shall be recorded on Schedule A attached hereto. While the Agreement continues in effect, the Policy shall at all times be subject to the terms of this Agreement.

                  3. Ownership of Policy. The Policy shall be owned by and legal
                     -------------------
title shall be held by the Policy Owner. The Company shall have no legal, equitable or beneficial right, title, or interest in the Policy, except to the extent of the lien on and security interest in the Policy and the Policy Proceeds created under the

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Collateral Assignment. The interest of the Company in the Policy and the Policy
Proceeds shall be limited to that of lienholder and holder of a security interest. In no event may the Company borrow any part of the Policy's loan value or cash surrender value.

                  4.  Payment of Premiums; Assignments; Borrowings.
                      --------------------------------------------

                      (a)  Payment of Premiums. At the beginning of each
                           -------------------
                           calendar year (or at such other time or times during the year as the Employee and the Company shall agree), the Employee shall designate his or her Pay-Reduction Contribution and Personal Funds Contribution for the year on forms supplied by the Plan Administrator for such purpose. The total of the Pay-Reduction Contribution and the Personal Funds Contribution shall not be less than the Minimum Amount nor greater than the Maximum Amount applicable for the year. The Pay-Reduction Contribution and the Company Match shall be treated as taxable compensation of the Employee and subjected to applicable withholding for income and employment taxes, as determined by the Plan Administrator. The Company shall withhold the Pay-Reduction Contribution from the Employee's Cash Compensation in one or more installments during the calendar year as elected by the Employee. After combining the Employee's Pay-Reduction Contribution with any Personal Funds Contribution and the related Company Matches, the Company shall thereafter remit the Employee Premium together with the Company Premium to the Insurance Company at one or more times during the calendar year pursuant to the requirements of the Policy.

                      (b)  Collateral Assignment. The Policy Owner and the
                           ---------------------
                           Company shall execute the Collateral Assignment pursuant to which the Policy Owner assigns the Policy and the Policy Proceeds to the Company to the extent of securing the Policy Owner's obligation under
                           Section 9 of this Agreement to repay the Secured Amount to the Company.

                      (c)  Restrictions on Borrowings. Notwithstanding any other
                           --------------------------
                           provision of this Agreement or the Policy, neither the Employee nor the Company may at any time borrow from the Policy.

                      (d)  Separate Tracking of Earnings. At all times during
                           -----------------------------
                           the term of this Agreement, the Company shall track and separately account for the earnings of the Policy relating to the Company Premium and the earnings of the Policy relating to the Employee Premium. To the extent that each payment of the Employee Premium and the Company Premium are paid into the Policy at substantially the same time, it is intended that the earnings of the Policy may be allocated in proportion to the amounts of the respective Employee Premiums and Company Premiums.

                  5.  Company Rights and Restrictions.
                      -------------------------------

                      (a)  Rights as Lienholder. The rights of the Company as
                           --------------------
                           collateral assignee shall be that of a holder of a lien on and security interest in the Policy and Policy

                           Proceeds, securing the Policy Owner's obligations to the Company under this Agreement.

                      (b)  Right to Assign. The Company shall have the right,
                           ---------------
                           without the Policy Owner's consent, to assign or otherwise transfer any or all of its right, title and interest in, to and under this Agreement, the Collateral Assignment, the Policy and the Policy Proceeds, absolutely or (subject to Section 4 of the Collateral Assignment) as collateral security only, to an Affiliate of the Company, to the Insurance Company or to an Affiliate of the Insurance Company (any such Person is referred to herein as a "Permitted Assignee" and any such Person to whom such an assignment or transfer shall have been so made is referred to herein as an "Assignee"). Any Permitted Assignee shall also have the right to assign as set forth under this Section 5(b). Any assignment under this Section 5(b) shall place the Permitted Assignee in the same position as its predecessor, except to the extent the assignment provides otherwise. Within ten (10) days of making such an assignment, the assigning party shall give notice of such assignment to the Policy Owner and, if the Insurance Company is not the Assignee, to the Insurance Company, provided that the failure to do so shall not limit or impair the rights or remedies of the Company or any Permitted Assignee under this Agreement or the Collateral Assignment or the rights or remedies of any Permitted Assignee under any such assignment. The Insured agrees to treat any Permitted Assignee the same as if this Agreement and the Collateral Assignment were made between the Insured and Policy Owner and such Permitted Assignee. No subsequent assignment shall be binding upon the Insurance Company until the notice of the assignment is given to the Insurance Company. Neither the Company nor any Assignee shall have the right to borrow against the Policy.

                      (c)  Right to Repayment. Subject to the limitations of
                           ------------------
                           Section 10(b) and the provisions of Section 8, upon the occurrence of a Specified Termination Event the Company shall have the right to repayment of the amount of the Required Payment plus all amounts required to be repaid pursuant to Section 5 of the Collateral Assignment.

                      (d)  Restrictions on Actions Taken. The Company shall not
                           -----------------------------
                           take any action that might endanger the interests and rights of the Policy Owner in the Policy, subject, however, to the Company's right to exercise any right, power or remedy available to it hereunder or under the Collateral Assignment for the enforcement of the Policy Owner's obligations hereunder and thereunder.

                      (e)  Right to Terminate. The Company shall have the right
                           ------------------
                           to terminate this Agreement at any time upon thirty
                           (30) days prior written notice to the Policy Owner and as specified in Section 10 of this Agreement.

                  6. Rights of Policy Owner. Subject to the provisions of this Agreement and the Collateral Assignment, the Policy Owner shall possess all rights in the Policy, including, but not limited to, the following:

                      (a) the right to transfer the values under the Policy between available investment funds, subject to the terms and conditions of the Policy;

                      (b) the right to designate and change the beneficiary (or beneficiaries) of the Policy;

                      (c) the right to select optional methods of settlement with regard to the death benefit provided for in the Policy, subject to the provisions of Section 8 of this Agreement;

                      (d) the right to transfer to another Person all or a portion of the Policy Owner's right, title and interest in and to the Policy, subject in all cases to the Collateral Assignment and prior written notice to the Company; and

                      (e) all other rights contained in the Policy, excluding the right to borrow against the Policy.

                  7.  Surrender of Policy.  The Policy Owner may not surrender
                      -------------------
the Policy prior to the occurrence of a termination as enumerated in
Section 10(a).

                  8.  Death Claims Under the Policy. Provided that the Policy
                      -----------------------------
Owner shall not have theretofore satisfied the obligations of the Policy Owner under Section 10(b) of this Agreement to repay the Secured Amount, the Policy Owner hereby directs the Insurance Company, upon written demand by the Company (or its Permitted Assignee) following the death of the Insured (which demand shall constitute the Company's certification, on which the Insurance Company may conclusively rely, that such obligations have not been satisfied), to pay to the Company (or its Permitted Assignee) from the Policy Proceeds an amount equal to the Secured Amount, notwithstanding the settlement option selected by the Policy Owner under the Policy. Nothing in this Section 8 shall give the Company any interest in any of the assets of the Policy Owner or the Insured including, but not limited to, the Policy itself, other than as a holder of a lien on and security interest in the Policy and the Policy Proceeds. The balance of the Policy Proceeds shall be paid to the beneficiary or beneficiaries designated to receive such balance in accordance with the terms of the Policy.

                  9.  ERISA Requirements.
                      ------------------

                      (a)  Named Fiduciaries. For purposes of ERISA, the Company
                           -----------------
                           will be the Named Fiduciary and Plan Administrator with respect to the plan of split-dollar life insurance provided for under this Agreement and the overall Novoste Corporation Executive Deferred Income Plan of which it is part. Together they may be referred to as the "Plan," which is intended to qualify as a life insurance employee benefit plan. This Agreement, together with the documents incorporated herein, shall constitute the written plan instrument required by ERISA. The Company shall be responsible for the general administration, operation and interpretation of the Plan and for carrying out its provisions, except to the extent all or any such obligations specifically are imposed on another person or persons or entity. The Company may engage an actuary, attorney, accountant, insurance company or similar entity, consultant or any other technical advisor on matters regarding the operation of the Plan and to assist in the administration of the Plan, and to perform such other duties as are required in connection therewith. The Company may allocate its responsibilities for the operation and administration of the Plan, including the designation of persons who are not named fiduciaries to carry out fiduciary responsibilities under the Plan. The Company shall effect such allocation of its responsibilities by adopting resolutions specifying the nature and extent of the responsibilities allocated; including, if appropriate, the persons who are not named fiduciaries, but who are designated to carry out fiduciary responsibilities under the Plan. For these purposes and for purposes of the claims procedures set forth in Section 9(c) hereof, the Company shall have the duty and discretionary authority to interpret and construe the provisions of the Plan and decide any dispute which may arise regarding the rights of the Insured. The discretion of the Company in this regard is intended to be absolute and, therefore, an Employee or Beneficiary shall be entitled to a benefit from the Plan only to the extent that the Company determines that he or she is. Determinations by the Company shall be binding and conclusive upon all interested persons, and such determinations shall be upheld upon review unless they constitute an abuse of discretion. The Plan shall be administered and the records of the Plan shall be maintained on the basis of the plan year. The plan year shall be the twelve month period ending on December 31 of each year.

                      (b)  Funding Policy. All premiums due on the Policy shall
                           --------------
                           be remitted to the Insurance Company when due. The benefits provided by the Policy shall be paid by the Insurance Company in accordance with the terms of the Policy. The payment of such benefits is predicated on the payment of the required premiums.

                      (c)  Claims and Review Procedures. The following claims
                           ----------------------------
                           procedure shall apply for purposes of this Agreement. The claims procedure in subparagraph (c)(1) below shall be followed with respect to benefits provided by the Insurance Company under the terms of the Policy. The claims procedure in subparagraph (c)(2) below shall be followed with respect to benefits, if any, provided directly by the Company. The Policy Owner, the Insured, the Insured's heirs, successors, beneficiaries or personal representatives (individually or collectively, "Claimant") must follow both procedures, if necessary.

                           (1)  Filing a Claim for Insurance Benefits. A
                                -------------------------------------
                                Claimant shall make a claim for benefits provided by the Insurance Company by submitting a written claim and proof of claim to the Insurance Company in accordance with procedures and guidelines established from time to time by the Insurance Company. On written request, the Plan Administrator shall provide copies of any claim forms or instructions, or advise the Claimant how to obtain such forms or instructions. The Insurance Company shall decide whether the claim shall be allowed. If a claim is denied in whole or in part, the Insurance Company shall notify the Claimant and explain the procedure for reviewing a denied claim.

                           (2)  Filing a Claim for Any Other Benefit. The
                                ------------------------------------
                                following claims procedure shall apply with respect to all benefits other than those provided by the Insurance Company:

                                (A)  Filing a Claim; Notification to Claimant of
                                     -------------------------------------------
                                     Decision: The Claimant shall make a claim
                                     --------
                                     in writing in accordance with procedures and guidelines established from time to time by the Plan Administrator, which claim shall be delivered to the Plan Administrator. The Plan Administrator shall review and make the decision with respect to any claim. If a claim is denied in whole or in part, written notice thereof shall be furnished to the Claimant within thirty
                                     (30) days after the claim has been filed.
                                     Such notice shall set forth:

                                     (i)    the specific reason or reasons for
                                            the denial;

                                     (ii)   specific reference to the provisions
                                            of this Agreement, the Collateral
                                            Assignment and/or the Policy on
                                            which denial is based;

                                     (iii)  a description of any additional
                                            material or information necessary
                                            for the Claimant to perfect a claim
                                            and an explanation of why such
                                            material or information is
                                            necessary;

                                     (iv)   appropriate information as to the
                                            steps to be taken if Claimant wishes
                                            to submit his or her claim for
                                            review; and

                                     (v)    the right of Claimant to review
                                            pertinent documents.

                                (B)  Procedure for Review: Any Claimant whose
                                     --------------------
                                     claim has been denied in full or in part may individually, or through the Claimant's duly authorized representative, request a review of the claim denial by delivering a written application for review to the Plan Administrator at any time within sixty (60) days after receipt by the Claimant of written notice of the denial of the claim. Such request shall set forth in reasonable detail:

                                     (i)    the grounds upon which the request
                                            for review is based and any facts in
                                            support thereof; and

                                     (ii)   any issues or comments which the
                                            Claimant considers pertinent to the
                                            claim.

                                     Following such request for review, the Plan
                                     Administrator shall review fully and fairly the decision denying the claim. Prior to the decision of the Plan Administrator, the Claimant shall be given an opportunity to review pertinent documents.

                                (C)  Decision on Review: A decision on the
                                     ------------------
                                     review of a claim denied in whole or in
                                     part shall be made in the following manner:

                                     (i)    The decision on review shall be made
                                            by the Plan Administrator, which
                                            shall consider the application and
                                            any written materials submitted by
                                            the Claimant in connection
                                            therewith. The Plan Administrator,
                                            in its sole discretion, may require
                                            the Claimant to submit such
                                            additional documents or evidence as
                                            the Plan Administrator may deem
                                            necessary or advisable in making
                                            such review.

                                     (ii)   The Plan Administrator will render a
                                            decision upon a review of a denied
                                            claim within sixty (60) days after
                                            receipt of a request for review. If
                                            special circumstances (such as the
                                            need to hold a hearing on any matter
                                            pertaining to the denied claim)
                                            warrant additional time, the
                                            decision will be rendered as soon as
                                            possible, but not later than one
                                            hundred twenty (120) days after
                                            receipt of a request for review.
                                            Written notice of any such extension
                                            will be furnished to the Claimant
                                            prior to the commencement of the
                                            extension.

                                     (iii)  The decision on review shall be in
                                            writing and shall include specific
                                            reasons for the decision, written in
                                            a manner calculated to be understood
                                            by the Claimant, and the specific
                                            references to the provisions of this
                                            Agreement, the Collateral Assignment
                                            or the Policy on which the decision
                                            is based. The decision of the Plan
                                            Administrator on review shall be
                                            final and conclusive upon all
                                            persons. If the decision on review
                                            is not furnished to the Claimant
                                            within the time limits prescribed in
                                            subparagraph (ii) above, the claim
                                            will be deemed denied on review. In
                                            no event may a Claimant commence
                                            legal action for benefits the
                                            Claimant believes are due until the
                                            Claimant has exhausted all of the
                                            remedies and procedures afforded the
                                            Claimant by this Section.

                                (D)  Satisfaction of Claim: Any payment made to
                                     ---------------------
                                     a Claimant may be made pursuant to a
                                     requirement that the Claimant execute a
                                     receipt and release therefor in such form as shall be determined by the Plan Administrator or the Company, and any payment or other distribution to a Claimant may be delayed until the Plan Administrator or the Company receives a properly executed receipt and release.

                  10.   Termination and Repayment.
                        -------------------------

                        (a) Termination.  This Agreement shall terminate upon
                            -----------
                            the occurrence of any one of the following events:

                            (1)    the death of the Insured;

                           (2) upon thirty (30) days prior written notice of termination by the Company to the Policy Owner pursuant to Section 5(e), such notice to be given in accordance with the provisions of
                                Section 19 of this Agreement;

                           (3) the occurrence of a "Default" as defined and specified in Section 10 of the Collateral Assignment; or

                           (4) the later of the employee's age 65 or 15 years from the effective date of this agreement, assuming continued service by the employee with the Company until age 65; or

                           (5) the termination of the Insured's employment with the Company and all of its Affiliates, whether voluntary or involuntary, prior to fulfillment of the service requirement set forth in 10(a)(4).

                      (b)  Repayment. Upon the termination of this Agreement
                           ---------
                           pursuant to Section 10(a)(1) (i.e., the death of the Insured), the Secured Amount shall be repaid to the Company pursuant to the provisions of Section 8, plus all amounts required to be repaid pursuant to
                           Section 5 of the Collateral Assignment. Upon termination of this Agreement as a result of a Specified Termination Event, the Policy Owner shall and hereby agrees to repay to the Company the Required Payment as follows:

                           (1) by directing the Insurance Company to pay, upon written demand and without the necessity of any further direction, the Required Payment to the Company or its Assignee from the Policy Proceeds (including the cash surrender value of the Policy); or

                           (2)  in the Policy Owner's discretion, by
                                transferring ownership of the Policy to the Company or its Assignee, or by transferring cash to the Company in an amount equal to the Required Payment, provided that if the Policy Owner fails to transfer ownership of the Policy or to transfer such cash within five (5) business days following such termination, then the right of the Policy Owner to satisfy such repayment obligation by effecting such a transfer shall expire and terminate and the Company may make demand on the Insurance Company for the Required Payment as provided in subparagraph (b)(1).

                           In the case of an occurrence of a Specified
                           Termination Event, if the cash surrender value of the Policy (or, if the same shall have been paid by the Insurance Company in accordance with the foregoing provisions, the amount of the Required Payment) at the time of termination shall be less than the Secured Amount, then, notwithstanding anything herein to the contrary, neither the Insured nor the Policy Owner shall be liable to the Company or its Assignee for the payment of the remaining balance of the Secured Amount or any other amount hereunder. Notwithstanding anything to the contrary, if this Agreement and the Collateral Assignment shall have been pledged, assigned or become subject to a lien or security interest, and provided the Policy Owner has been given notice thereof as required by Section 5(b) of this Agreement, the payments or transfer to be made in satisfaction of the Policy Owner's repayment obligations hereunder shall be distributed or made in accordance with the instruments evidencing or governing the terms of such pledge, assignment, lien or security interest for application to the obligations and indebtedness secured thereby in order of priority established by such instruments.

                  11. Actions of Insurance Company. The Insurance Company shall
                      ----------------------------
not be deemed to be a party to this Agreement for any purpose nor in any way be responsible for its validity. Any payments made or action taken by the Insurance Company in accordance with the provisions of the Policy, this Agreement or the Collateral Assignment shall fully discharge the Insurance Company from all claims, suits and demands of all persons whatsoever, and the Insured and Policy Owner hereby agree to indemnify the Insurance Company from and against any loss, damage, cost, expense (including, without limitation, reasonable attorneys' fees) or liability resulting from any such payment or action.

                  12. Binding Effect. This Agreement and the rights and
                      --------------
obligations herein shall inure to the benefit of and bind the heirs, legal representatives, successors and assigns of the parties hereto, including successors of the Company resulting from a merger, acquisition, affiliation or other corporate restructuring.

                  13. Recitals. The Recitals to this Agreement are incorporated
                      --------
herein and shall constitute an integral part of this Agreement.

                  14. Amendment of Agreement. None of the terms or provisions of
                      ----------------------
this Agreement or of the Collateral Assignment may be waived, limited or amended except by written agreement, signed by both the Employee and the Company.

                  15. Governing Law. This Agreement shall be subject to and
                      -------------
governed by the laws of the state of Georgia, without regard to choice of law or conflict of law principles, except to the extent such laws shall be superseded by the provisions of ERISA or other applicable federal laws.

                  16. Company Not Liable. Although the Company, by this
                      ------------------
Agreement, is assisting the Policy Owner in obtaining certain life insurance coverage on the life of the Insured, the Company is not responsible for paying any life insurance benefits which are not paid by the Insurance Company, whether such nonpayment is caused by refusal of the Insurance Company to pay by virtue of a legal reason for nonpayment (including, but not limited to, suicide or fraud in the inducement), inability of the Insurance Company to pay, or any other reason.

                  17. Rights of Successor Assignee. If the Company shall assign
                      ----------------------------
its rights under this Agreement and the Collateral Assignment and a dispute shall exist or arise between the Company and the Insured or Policy Owner which is not directly related to this Agreement or the Collateral Assignment, then the Permitted Assignee's rights in the Policy, the Policy Proceeds, this Agreement and the Collateral Assignment shall be held by it free and clear of any defenses or rights of offset which exist or which are alleged by the Policy Owner or Insured against the Company arising out of such dispute.

                  18. Counterparts. This Agreement may be executed
                      ------------
simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  19. Notices. All notices, requests and other communications to
                      -------
any party under this Agreement shall be in writing (including telefacsimile transmission or similar writing) and shall be given to such party at its address or telefacsimile number set forth below or such other address or telefacsimile number as such party may hereafter specify. A copy of any such notice, request or communication shall be sent to the Insurance Company at its address or telefacsimile number set forth below or such other address or telefacsimile number as the Insurance Company may hereafter specify.

                  (a)   Policy Owner:

                        ---------------------------------

                        ---------------------------------

                        ---------------------------------

                        Fax Number:
                                   ----------------------

                  (b)   Company:

                        ---------------------------------

                        ---------------------------------

                        ---------------------------------

                        Attention:
                                  -----------------------
                        Fax Number:
                                   ----------------------

                  (c)   Insurance Company:


                        ---------------------------------

                        ---------------------------------

                        ---------------------------------

                        Attention:
                                  -----------------------
                        Fax Number:
                                   ----------------------

                        Each such notice, request or other communication shall be effective if (i) given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as specified above, or (ii) given by any other means, when delivered at the address specified above.

                  20. Schedules. Attached to this Agreement are certain
                      ---------
Schedules. Schedule A identifies the Policy that is related to this Agreement. Schedule B sets forth certain information that is expected to vary over time, such as the percentage of the Company Match. Schedule C is an illustration of the possible performance of the Policy under certain specified assumptions. The Company shall have the right to unilaterally prepare updated Schedules and to distribute copies of the updated Schedules to the Employee as soon as practicable thereafter. Any such updated and distributed Schedule shall automatically become and be considered a part of this Agreement, without a formal amendment and without the need for any Employee consent. However, the power to update Schedule A shall not include the power to eliminate thereby any Employee rights in the Policy that are provided by the other terms of this Agreement. Rather, the power to update Schedule A is intended to allow the Company to reflect an exchange of one Policy for a new Policy, and other similar acts related to the orderly maintenance of records for this Agreement. This section shall apply notwithstanding the provisions of Section 14.

                  21. Headings. Section headings herein are for the convenience
                      --------
of reference only and shall not affect the construction or interpretation of or alter or modify the provisions of this Agreement.


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the year and day first above written.

                                NOVOSTE CORPORATION

                                By:
                                   --------------------------------
                                             President

                                By:
                                   --------------------------------
                                             Secretary

                               POLICY OWNER:


                               ------------------------------------

                               ------------------------------------
                                                  [Type Name Above]

                                   SCHEDULE A
                             SPLIT-DOLLAR AGREEMENT

                      SPLIT-DOLLAR INSURANCE ON THE LIFE OF

                   -------------------------------------------

Application Number      Application Date
------------------      ----------------


                                              Insurance
Policy Number           Effective Date        Company     Type of Policy    Initial Specified Amount
-------------           --------------        -------     --------------    ------------------------

                                                          Universal Life    $______________________






                        Annual Premium$_________________

                                   SCHEDULE B
                             SPLIT-DOLLAR AGREEMENT

         For purposes of this Agreement, the following capitalized terms used herein shall have the corresponding meanings:

         "Assumed Tax Rate" shall be equal to 40%, or such other percentage number as the Plan Administrator in its sole discretion from time to time may determine.

         "Company Match Percentage" shall in any one calendar year be equal to the percentage listed in the chart below for the Pay-Reduction Contribution and the Personal Funds Contribution that corresponds to the applicable calendar year.

         "Maximum Deferral Percentage" shall in any one calendar year be equal to the percentage listed in the chart below that corresponds to the applicable calendar year.

         Before the beginning of each calendar year, the Plan Administrator in its sole discretion shall establish the Company Match Percentage and the Maximum Deferral Percentage for the following calendar year, and in the event that the Plan Administrator fails to so establish these percentages, the percentages for the prior year shall be used.


----------------------- ------------------------- ------------------------- -------------------------
       Calendar              Company Match             Company Match            Maximum Deferral
         Year                  Percentage                Percentage                Percentage
                                for the                   for the
                             Pay-Reduction             Personal Funds
                              Contribution              Contribution
----------------------- ------------------------- ------------------------- -------------------------
         2001                     100%                    166 2/3%                    10%
----------------------- ------------------------- ------------------------- -------------------------


----------------------- ------------------------- ------------------------- -------------------------


----------------------- ------------------------- ------------------------- -------------------------


----------------------- ------------------------- ------------------------- -------------------------


----------------------- ------------------------- ------------------------- -------------------------


----------------------- ------------------------- ------------------------- -------------------------


----------------------- ------------------------- ------------------------- -------------------------


----------------------- ------------------------- ------------------------- -------------------------


----------------------- ------------------------- ------------------------- -------------------------

         "Minimum Amount" shall in any one calendar year be equal to $5,000 for a Pay-Reduction Contribution or $3,000 for a Personal Funds Contribution, or such other dollar amounts as the Plan Administrator in its sole discretion from time to time may determine. If in any year an Employee makes both a Pay-Reduction Contribution and a Personal Funds Contribution, the Employee's Personal Funds Contribution shall be converted to an equivalent Pay-Reduction Contribution by dividing the Personal Funds Contribution by the Specified Factor, and by applying the year's dollar minimum for the Pay-Reduction Contribution.